As filed with the Securities and Exchange Commission on March 20, 2006	Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0567768
(State of Incorporation)	(I.R.S. Employer Identification No.)
Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California 94303
(650) 687-3900

(Address of principal executive offices)
2005 Equity Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
2005 Employee Stock Purchase Plan

(Full title of the plans)
Thomas B. King
President and Chief Executive Officer
Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California 94303
(650) 687-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. T. Linfield, Esq.
Brent Fassett, Esq.
Cooley Godward llp
380 Interlocken Crescent, #900
Broomfield, Colorado 80021
(720) 566-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,992,287 shares (2)	$1.880-$8.650 (5)	$13,033,497.59	$1,394.58
Common Stock, par value $0.001 per share	250,000 shares (3)	$8.000-$8.650 (6)	$2,032,500.00	$217.48
Common Stock, par value $0.001 per share	500,000 shares (4)	$8.650 (7)	$4,325,000.00	$462.78
Total		N/A	$19,390,997.59	$2,074.84

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 2,992,287 shares of Common Stock reserved for future grant under the Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 EIP”), which number consists of: (i) 1,898,048 shares of Common Stock reserved for future issuance upon the exercise of options and (ii) 1,094,239 shares of Common Stock available for future issuance. Any of such shares of Common Stock that are subject to awards that expire or are terminated without having been exercised in full or are repurchased, reacquired or forfeited following the effective date of the 2005 EIP will be available for future issuance under the 2005 EIP.

(3)	Represents 250,000 shares of Common Stock reserved for future grant under the Alexza Pharmaceuticals, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “2005 NEDSOP”), which number consists of: (i) 200,000 shares of Common Stock reserved for future issuance upon the exercise of options and (ii) 50,000 shares of Common Stock available for future issuance. The 2005 NEDSOP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 NEDSOP on the first day of the Registrant’s fiscal year, from 2007 until 2015. The number of shares added each year will be equal to the lesser of either (a) the aggregate number of shares subject to options granted under the 2005 NEDSOP during the immediately preceding fiscal year (less the number of shares which revert to and become available for issuance under the Plan) or (b) a lesser number of shares of Common Stock as may be determined each year by the Registrant’s board of directors.

(4)	Represents 500,000 shares of Common Stock reserved for future grant under the Alexza Pharmaceuticals, Inc. 2005 Employee Stock Purchase Plan (the “2005 ESPP”). The 2005 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 ESPP on the first day of the Registrant’s fiscal year, from 2007 until 2016. The number of shares added each year will be equal to the lesser of: (i) one percent (1.0%) of the fully-diluted shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, (ii) 250,000 shares of Common Stock or (iii) a lesser number of shares of Common Stock as may be determined each year by the Registrant’s board of directors to be added to the share reserve as of a particular January 1.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using: (i) a weighted average exercise price of $1.88 per share for such shares issued and outstanding under the 2005 EIP and (ii) the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on March 10, 2006.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using: (i) the price per share of the Registrant’s Common Stock in the initial public offering of the Registrant’s Common Stock, as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on March 8, 2006 (File No. 333-130644) pursuant to Rule 424(b) under the Securities Act and (ii) the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on March 14, 2006.

(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the shares of Common Stock are calculated based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on March 14, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1.     PLAN INFORMATION
     Not required to be filed with this Registration Statement.
ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     Not required to be filed with this Registration Statement.
PART II
ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Alexza Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
     (a) The Registrant’s prospectus filed on March 8, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration statement on Form S-1 (File No. 333-130644), as amended.
     (b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on February 23, 2006 (File No. 000-51820), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     (c) All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
ITEM 4.     DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward LLP, Palo Alto, California.
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.
     As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings,

(iv) the rights conferred in the bylaws are not exclusive, and (v) the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents.
     The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
     The Registrant maintains a directors’ and officers’ insurance and Registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the Registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering.
ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8.     EXHIBITS

Exhibit
Number

4.1(1)	Specimen common stock certificate

4.2(2)	Restated Certificate of Incorporation, currently in effect

4.2(3)	Amended and Restated Bylaws, currently in effect

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.

99.1(4)	2005 Equity Incentive Plan

99.2(5)	2005 Non-Employee Directors’ Stock Option Plan

99.3(6)	2005 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein
ITEM 9.     UNDERTAKINGS
1.	The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 20, 2006.

Alexza Pharmaceuticals, Inc.
By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas B. King Thomas B. King	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2006
/s/ August J. Moretti August J. Moretti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2006
Samuel D. Colella	Director	March ___, 2006
/s/ Alan D. Frazier Alan D. Frazier	Director	March 20, 2006
/s/ Ernest Mario Ernest Mario	Director	March 20, 2006
Deepika R. Pakianathan	Director	March ___, 2006
/s/ J. Leighton Read J. Leighton Read	Director	March 20, 2006
/s/ Gordon Ringold Gordon Ringold	Director	March 20, 2006
/s/ Isaac Stein Isaac Stein	Director	March 20, 2006
/s/ Alejandro A. Zaffaroni Alejandro A. Zaffaroni	Director	March 20, 2006

EXHIBITS

Exhibit
Number

4.1(1)	Specimen common stock certificate

4.2(2)	Restated Certificate of Incorporation, currently in effect

4.2(3)	Amended and Restated Bylaws, currently in effect

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.

99.1(4)	2005 Equity Incentive Plan

99.2(5)	2005 Non-Employee Directors’ Stock Option Plan

99.3(6)	2005 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein